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                       SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the

                         Securities Exchange Act of 1934

            Date of Report (Date of earliest event) February 13, 2001
                                                    -----------------



                           BELDEN & BLAKE CORPORATION
                           --------------------------
             (Exact name of registrant as specified in its charter)



            Ohio                          0-20100                 34-1686642
------------------------------    ------------------------   -------------------
(State or other jurisdiction of   (Commission File Number)      (IRS Employer
       incorporation)                                        Identification No.)



5200 Stoneham Road, North Canton, Ohio                       44720
--------------------------------------------------------------------------------
(Address of principal executive offices)                   (Zip Code)

                                 (330) 499-1660
                          -----------------------------
               Registrant's telephone number, including area code


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Item 9.  Regulation FD Disclosure

         Belden & Blake Corporation ("Belden & Blake" or the "Company") is furnishing the following information under Item 9 of this Current Report on Form 8-K.

         The information in this report is furnished pursuant to Item 9 and shall not be deemed to be "filed" for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, except if the Company specifically states that the information is to be considered "filed" under the Exchange Act or incorporates it by reference into a filing under the Securities Act of the Exchange Act. This report will not be deemed an admission as to the materiality of any information in the report that is required to be disclosed solely by Regulation FD.

         The information in this document includes forward-looking statements that are made pursuant to Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements, and the business prospects of Belden & Blake are subject to a number of risks and uncertainties which may cause the Company's actual results in future periods to differ materially from the forward-looking statements contained herein. These risks and uncertainties include, but are not limited to, the Company's access to capital, the market demand for and prices of oil and natural gas, the Company's oil and gas production and costs of operation, results of the Company's future drilling activities, the uncertainties of reserve estimates and environmental risks. These and other risks are described in the Company's 1999 Annual Report on Form 10-K that is available from the Company or the Securities and Exchange Commission.

Fourth Quarter 2000 Operational Outlook

         The Company expects fourth quarter 2000 oil production to average between 1,525 and 1,550 barrels per day at an average wellhead price of approximately $28.86 per barrel. Fourth quarter 2000 natural gas production is expected to average between 50 MMcf (million cubic feet) and 51 MMcf per day at an average wellhead price of approximately $4.34 per Mcf (thousand cubic feet). The Company's expected fourth quarter realized price for natural gas includes the effects of fixed price contracts and financial hedges. Fourth quarter 2000 production expense and production taxes per Mcfe (Mcf equivalent) are expected to be approximately $1.12.

2001 Operational Outlook

         Based on its approved capital budget for 2001, and excluding the impact of any future acquisitions, the Company expects 2001 oil production to be in the range of 600,000 to 625,000 Bbls. Oil production in 2001 is expected to be favorably impacted by the Company's 2000 and 2001 drilling programs, partially offset by the natural decline of existing wells. Natural gas production in 2001 is expected to be in the range of 18.0 to 18.5 Bcf (billion cubic feet). Natural gas production in 2001 will be negatively affected by the sale of the Company's subsidiary, Peake Energy, Inc., in March 2000, partially offset by the expected results of the Company's 2000 and 2001 drilling programs. The Company's production expense is expected to be in the range of $0.95 to $1.00 per Mcfe. Production taxes are expected to be in the range of $0.10 to $0.11 per Mcfe.

         The Company expects exploration expense in 2001 to be in the range of $8 to $9 million. General and administrative expense for the year is expected to be approximately $5.0 million. Gas gathering, marketing and oilfield services are expected to contribute $3 to $4 million to the Company's operating margin.



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         To manage its exposure to natural gas price volatility, the Company may partially hedge its physical gas sales prices by selling futures contracts on the New York Mercantile Exchange ("NYMEX") or by selling NYMEX based commodity derivative contracts which are placed with major financial institutions that the Company believes are minimal credit risks. The contracts may take the form of futures contracts, swaps or options.

         The following table reflects the natural gas volumes and the weighted average prices under financial hedges and fixed price contracts (including settled hedges) at February 7, 2001:


                                           FINANCIAL HEDGES                   FIXED PRICE CONTRACTS
                                    -----------------------------------       ---------------------
                                                              ESTIMATED                    ESTIMATED
                                                 NYMEX         WELLHEAD                     WELLHEAD
      QUARTER ENDING                MMCF         PRICE          PRICE          MMCF          PRICE
      --------------                ----         -----          -----          ----          -----
March 31, 2001                      1,250    $     4.75    $     5.00          2,700    $     4.80
June 30, 2001                       1,050          4.40          4.55          1,300          3.53
September 30, 2001                  1,050          4.40          4.55          1,050          3.57
December 31, 2001                   1,000          4.43          4.63            450          3.22
March 31, 2002                        900          5.42          5.67            180          2.58
June 30, 2002                         900          4.46          4.61            180          2.58
September 30, 2002                    600          4.46          4.61            175          2.58
December 31, 2002                      --            --            --            130          2.55

         The above table does not include an unrealized loss of $1.2 million in the second quarter of 2001 associated with terminated financial swaps on .750 Bcf of natural gas.

         The Company's Board of Directors has approved a capital budget of $39 million in 2001, compared to capital expenditures of approximately $20 million in 2000. Principal planned capital expenditure categories in 2001 are as follows:

                                                                    (millions)
                  Drilling and completion                            $      28
                  Production enhancements                                    6
                  Leasehold acreage and seismic                              3
                  Other capital assets                                       2

         The Company's 2001 drilling program contemplates drilling 158 gross wells to the shallow blanket formations and 47 gross wells to the deeper more prolific formations in the Appalachian and Michigan Basins. Approximately 90% of the planned wells are developmental, with the balance categorized as exploratory wells. The Company's actual drilling activity in 2001 will be impacted by the availability of drilling rigs, other oil field goods and services and changes in commodity prices.

         The Company intends to finance its planned capital expenditures through its available cash flow, available revolving credit line and the sale of non strategic assets. At February 7, 2001, the Company had approximately $33.8 million available under its existing revolving credit line.



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Signatures
----------

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:    February 14, 2001                  BELDEN & BLAKE CORPORATION
         --------------------------         (Registrant)


                                            By : /s/ Robert W. Peshek
                                                 --------------------------
                                                 Robert W. Peshek,
                                                 Vice President and Chief
                                                 Financial Officer